Exhibit 99.1

ArQule Announces Management and Board Changes

WOBURN, Mass., Apr 13, 2006 (BUSINESS WIRE) — ArQule, Inc. (Nasdaq: ARQL) today announced several changes in its management and board of directors that reflect its transition to a sustainable research and development-based company from a chemical services business.

“These changes reflect the organic, carefully planned growth of ArQule and the conclusion of tenures that have coincided with the transition of the Company to an oncology-focused research and clinical development entity with products in clinical development and with a commitment to further growth as a therapeutics company,” said Stephen A. Hill, president and chief executive officer of ArQule.

Management changes

Joining ArQule will be Peter S. Lawrence, named to the new position of general counsel and chief business officer. Louise A. Mawhinney, chief financial officer, is planning to depart but will remain with ArQule until the completion of a search for her successor. In addition, the Company has initiated a retained search for the position of chief medical officer.

“I would first like to personally recognize and thank Louise Mawhinney for her significant role in our transition from the chemical services business and in attaining our current strong financial position,” said Dr. Hill. “Louise will remain with ArQule until a successor is hired, and I look forward to continuing to work closely with her as we conduct the search for a successor.

“I would also like to welcome Peter Lawrence to ArQule,” said Dr. Hill. “Peter has compiled a distinguished track record in leading transactions for successful public and private companies in the life sciences and technology sectors, both as a venture capitalist and as a business attorney. As chief business officer, he will be an integral part of ArQule as we pursue strategic growth strategies and explore partnership opportunities.”

Mr. Lawrence is currently a general partner of Pod Holding Ltd., a $100 million international venture capital firm in Boston of which he was a founding partner in 2001. He has helped drive the strategic growth of Pod Holding, including its deal sourcing and structuring, syndication, public relations, hiring and other business expansion activities. Mr. Lawrence has managed transactional work across the firm’s entire portfolio, including investments, joint ventures, collaborations, and mergers and acquisitions, and he has worked closely with Pod Holding’s portfolio companies on a full range of company-building activities.

Mr. Lawrence served as lead partner on investment activities for numerous companies, including the cancer therapeutics company, Pintex Pharmaceuticals. His public financing experiences include the initial public offering and successive financings for America Online Inc. (AOL) and for a number of biotechnology companies, including Biogen, Human

Genome Sciences and Hybridon. He has also worked on several notable mergers and acquisitions, including Roche/Compuchem, AOL/Time Warner, Steinway Piano, DEC/Intel, and Mitotix/GPC Biotech.

Previously, Mr. Lawrence was a partner at Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C., from 1991 to 2001. At Mintz Levin, he served as external corporate counsel to public and private companies, managed a transactional legal practice and provided strategic guidance to numerous clients through periods of rapid growth and transformative corporate events. Mr. Lawrence worked at Gaston & Snow from 1989 to 1991, in the firm’s Corporate Law Department. He holds a Bachelor’s degree from Amherst College and a J.D. from Boston University School of Law.

“I am looking forward to contributing to the development of a successful, sustainable R&D business at ArQule,” said Mr. Lawrence. “The Company is poised for significant progress in the clinic, is generating additional multiple opportunities based on innovative and exciting science, and is committed to building upon its successes to add significant value over the long term.”

Board changes

Joining the ArQule board of directors on May 12, 2006 will be Nancy A. Simonian, M.D., senior vice president of clinical, medical and regulatory affairs at Millennium Pharmaceuticals, Inc. Laura Avakian will resign from the board effective May 12, 2006, and Dr. Werner Cautreels will resign effective today. Dr. Cautreels will remain with ArQule as a member of the Company’s scientific advisory board.

“Laura Avakian and Werner Cautreels have served as ArQule directors for a number of years, and I would like to thank them for their valuable and distinguished service on the Board through the many corporate milestones we have achieved during their tenures,” said Dr. Hill.

“Dr. Simonian brings to ArQule a significant body of experience in clinical development and medical affairs,” said Dr. Hill. “She has built clinical research organizations and has successfully negotiated regulatory pathways for a number of products at Millennium Pharmaceuticals and Biogen. We look forward to her contributions particularly during an important time when our products are advancing into further stages of clinical testing.”

Dr. Simonian is senior vice president of clinical, medical and regulatory affairs at Millennium Pharmaceuticals, where she has worked since 2001. She has led Millennium’s development activities in the areas of oncology and inflammation, built a development organization (including clinical integration and restructuring following Millennium’s acquisition of Cor Therapeutics), overseen more than 40 clinical trials for 12 compounds, obtained a variety of regulatory approvals (including accelerated approval of Velcade in the U.S., subsequent label expansion and standard approval), co-chaired the portfolio review committee and served on the corporate development steering committee.

Previously, Dr. Simonian was at Biogen, Inc. from 1995 to 2001, most recently as vice president, medical research. At Biogen, she was responsible for the oversight of Avonex Tysabri, as well as multiple gene therapy clinical development programs. She successfully filed sNDAS for Avonex and led the in-licensing of Tysabri from Elan Pharmaceuticals. Dr. Simonian is assistant professor, neurology, at Harvard Medical School/Massachusetts General Hospital.

Dr. Simonian holds a Bachelor’s degree from Princeton University and an M.D. from the University of Pennsylvania Medical School. Dr. Simonian completed her medical training at Harvard Medical School/Massachusetts General Hospital.

About ArQule

ArQule, Inc. is a biotechnology company engaged in the research and development of next-generation, small-molecule cancer therapeutics. The Company’s targeted, broad-spectrum products are designed to affect key biological processes that are central to cancer. ArQule’s innovative Activated Checkpoint Therapy(SM) (ACT) platform is generating products designed to improve the way cancer patients are treated by selectively killing cancer cells and sparing normal cells through direct activation of DNA damage response/checkpoint pathways. ArQule’s lead ACT program, based on the E2F pathway, is partnered with Roche. For more information, please visit www.arqule.com.

his press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for forward-looking statements made by or on behalf of ArQule. ArQule and its representatives may from time to time make written or oral forward-looking statements, including statements contained in this press release. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify forward-looking statements. All statements which address operating performance, events or developments that ArQule expects or anticipates will occur in the future, such as projections about its future results of operations or its financial condition, research, development and commercialization of its products and anticipated trends in its business are forward-looking statements within the meaning of the Reform Act. Actual results may differ materially from those projected in the forward-looking statements or historical performance due to numerous risks and uncertainties that exist in ArQule’s operations, development efforts and the business environment, including without limitation: the ACT platform or other, proprietary platforms may not improve efficacy or reduce toxicity, and compounds resulting from these platforms may not operate as intended; the current and future clinical studies may encounter enrollment difficulties and unexpected toxicity; the commencement of the anticipated clinical trials may be delayed or the trials may never commence; the preclinical efforts associated with the product pipeline may fail or prove disappointing; the animal xenograft preclinical studies may be unpredictive of human response; collaborators may terminate their agreements with ArQule because ArQule may fail to satisfy the collaborators’ needs or for other reasons; and, the risks and uncertainties described in ArQule’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of ArQule as of the date of this report. ArQule disclaims any intent or obligation to update any forward-looking statement except to the extent required by law.

SOURCE: ArQule, Inc.

ArQule, Inc.
William B. Boni, 781-994-0300
VP, Investor Relations/
Corp. Communications
www.ArQule.com